Exhibit 99.1



LOEWS CORPORATION                             Contact:  Candace Leeds
-----------------                                       V.P. of Public Affairs
NEWS RELEASE                                            (212) 521-2416
------------

                                                        Joshua E. Kahn
                                                        Investor Relations
                                                        (212) 521-2788



FOR IMMEDIATE RELEASE
---------------------

                LOEWS CORPORATION ELECTS PHILIP A. LASKAWY
                        TO ITS BOARD OF DIRECTORS

  NEW YORK, NY, January 21, 2003-Loews Corporation (NYSE:LTR) reported today that Philip A. Laskawy has been elected a director of Loews. Mr. Laskawy will also join the Audit Committee of the Loews Board. Mr. Laskawy served as Chairman and CEO of global accounting firm Ernst & Young from 1994 until his retirement in 2001. Mr. Laskawy is a member of the International Accounting Standards Committee and was a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees.

  Mr. Laskawy also serves as a director of Cap Gemini Ernst & Young, General Motors Corp., Heidrick & Struggles International, Inc., Henry Schein, Inc. and the Progressive Corporation. He is also a director of the Dance Theater Foundation (Alvin Ailey American Dance Theater) and the Philharmonic Symphony Society of New York and a trustee of the Educational Broadcasting Corporation (thirteen WNET/New York).



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